UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2003

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:          (206) 701-2000
Registrant’s facsimile number, including area code:             (206) 701-2500

None
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure.

     The following individuals have entered into Rule 10b5-1 plans:

     Gerald E. Loe, Vice President: his plan covers the sale of up to 48,000 shares of common stock from August 2003 through July 2004. The sales are subject to market conditions. The proceeds will be used to diversify investments, pay college expenses and exercise Company stock options, holding a portion of the underlying shares.

     David R. Kiefer, Vice President: his plan covers the sale of up to 121,500 shares of common stock from August 2003 through April 2004. The sales are subject to market conditions. The proceeds will be used to diversify investments, and exercise Company stock options, holding a portion of the underlying shares.

     Christopher Jehn, Vice President: his plan covers up to 38,750 shares of common stock to be sold from August 2003 through July 2004. The sales are subject to market conditions. The proceeds will be used to diversify investments, and exercise Company stock options, holding a portion of the underlying shares.

     William A. Owens, Director: his plan covers up to 15,000 shares to be acquired upon exercise of stock options from August 2003 through August 2004. The sales are subject to market conditions. The proceeds will be used to diversify investments, and he will use part of the proceeds to purchase and hold shares of the Company’s common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRAY INC.

	By:	/s/ Kenneth W. Johnson

Kenneth W. Johnson Vice President – Legal Affairs
August 28, 2003

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